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                         EXHIBIT 10.66
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                  EMPLOYMENT SEVERANCE AGREEMENT

     THIS EMPLOYMENT SEVERANCE AGREEMENT entered into this 31st day of March, 1995, by and between BRENDLE'S INCORPORATED, a North
Carolina corporation (hereinafter "Company") and EVERETT PURDY
(hereinafter "Executive"),

                      W I T N E S S E T H :

     WHEREAS, Executive has resigned as an employee and officer of the Company effective March 22, 1995, and that date is the effective date of this Agreement; and

     WHEREAS, Company and Executive desire to settle and agree as to all matters and issues existing between them, as set forth below;

     NOW, THEREFORE, for and in consideration of the premises and of the promises and covenants set forth below, the parties hereto agree as follows:

     1. Compensation. Company shall pay to Executive his regular salary through March 31, 1995.

     2. Severance payments. At such time as Executive has signed this Agreement and the time periods for review and approval by Executive have expired, Company will pay to Executive the sum of $218,750.07, minus the tax and payroll deductions required by law, by either of the following methods at the option of Executive:

     (a)  A lump sum of $218,750.07; or

     (b) By monthly amounts equal to Executive's regular salary through December 31, 1995, followed by a lump sum payment on January 1, 1996, such monthly payments and lump sum to amount to $218,750.07.
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     3.   Health insurance.  Executive's coverage under Company's
group health insurance plan ceases on the effective date of this Agreement. Company thereupon shall provide Executive with COBRA election notice and forms customarily provided to departing employees.

     4. Moving expenses. Company shall reimburse Executive for Executive's actual, out-of-pocket packing and moving expenses, including specifically the expenses of the moving van to move his furniture back to Executive's home in Florida, or to such other place as Executive relocates, from Elkin, North Carolina. Company shall pay the said reimbursement to Executive upon Executive's providing Company with proper authentication of such expenses.

     5. Benefits. After the effective date of this Agreement, Executive shall not be entitled to receive from Company any benefits of any nature whatsoever, except for the COBRA coverage and moving expenses described above, and except for vested retirement benefits, if any. Specifically, Executive's stock options granted on or about December 1, 1994 terminated and became null and void on March 22, 1995.

     6. Conduct and confidentiality. Executive agrees to keep confidential the terms of this Severance Agreement perpetually, and not to discuss it with anyone other than Executive's family, accountants, and attorneys. Executive agrees perpetually to refrain from making false statements about the Company or the Company's officers, directors, employees, or business. Executive agrees perpetually to keep confidential all matters regarding the Company and its officers, directors, employees, and business that were confidential during the time of Employee's active employment with the Company.
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     7.   Release.  For the consideration described in this
Agreement, Executive hereby releases and discharges the Company and its officers, directors, agents, employees, subsidiaries, parents, successors, and assigns from any and all claims of any kind which Executive or his heirs, executors, personal representatives, agents, or assigns ever had, now have, or may have, regardless of whether known or unknown, of any nature whatsoever, including but not limited to claims arising from Executive's employment by the Company or the termination thereof; all contracts, agreements, claims, actions, demands, rights, benefits, damages, and suits at law or in equity, of any nature or description whatsoever, arising under common law or any local, state, or federal statute, law, rule, or regulation, for any matter whatsoever, including but not limited to claims for salary, wages, commissions, vacation pay, sick leave, personal days, expense reimbursement, fees, dues, premiums, benefits, profit-sharing, pension, stock options, compensation, reimbursement, claims under the Age Discrimination in Employment Act of 1967, as amended, claims under Title VII of the Civil Rights Act of 1964, claims under the Employee Retirement Income Security Act, claims for wrongful discharge, unjust dismissal, or constructive discharge, claims for breach of any alleged oral, written, or implied contract of employment, claims for salary or severance payments, claims for benefits, claims for attorneys' fees, and any other claim. Executive agrees that this release does not constitute, and shall not be construed to constitute, any admission by the Company of any violation of any law or duty. Executive acknowledges that the consideration described in this Agreement is sufficient to make this a binding agreement between the Company and Executive. Executive expressly waives his right to file, and promises that he will not file, any claim, complaint, grievance, or charge against the Company or its officers, directors, agents, employees, subsidiaries, parents, successors, or assigns, with any federal, state, or local court, agency, commission, office, committee, department, division or investigative or adjudicatory body of any nature whatsoever,
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including but not limited to the federal courts, state courts, U.S.
Department of Labor, any state department of labor, and the Equal Employment Opportunity Commission. Executive acknowledges that he is signing this Agreement of his own free will, and that the consideration described in this Agreement is adequate and satisfactory, and that Executive has had adequate opportunity to consult with legal counsel regarding this Release or has chosen not to so consult, and that neither the Company nor any representative thereof has made any representation to Executive regarding the terms or effects of this release other than as expressly set forth herein. Executive acknowledges that he has been given at least 21 days in which to consider signing this release. Executive acknowledges that he has had the opportunity to consult with an attorney of his choice concerning this release. Executive has carefully read and fully understands all the provisions of this release, and acknowledges that he is entering into this release voluntarily. Executive acknowledges that the consideration he is receiving in exchange for executing this release is of value to him and is greater than that which he would be entitled to receive in the absence of this release. Executive understands that he has the right to revoke this release within seven (7) days of signing it, and that this release shall not become effective or enforceable nor shall the consideration recited in this Agreement be payable until after expiration of this seven-day period.

     8. Governing law. This Agreement shall be governed by and construed in accordance with the law of the State of North
Carolina.

     9. Superseding effect. In the event of any contradiction between the terms of this Agreement and the terms of that certain Employment Agreement between the parties dated July 25, 1994 (hereinafter "Prior Agreement"), the terms of this Agreement shall control. Furthermore, this Agreement shall be deemed to supersede the said Prior Agreement, except that paragraphs 5, 6, 7, and 8 of
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the said Prior Agreement shall remain in full force and effect, and shall be deemed incorporated herein.
     10. Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be but one instrument, each of which shall be an original, and any one of which shall be admissible into evidence without any requirement that the counterparts be so admitted.

     IN WITNESS WHEREOF, the parties hereto have set their hands and seals as of the day and year first above written.

                             BRENDLE'S INCORPORATED

                             By: __(Signature of J. M. Leish__ appears here)
                             Title: ________________________



                           __(Signature of Everette Purdy appears here)_(SEAL)
                                Everette Purdy

                             Signature notarized by
                             (Signature of Martha P. Clopton appears here) Notary Public
                             March 27, 1995

                             (Notary Seal of Martha P. Clopton appears here)